UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

Cardima, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22419	94-3177883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47266 Benicia Street, Fremont, California, 94538
 (Address of principal executive offices and zip code)

(510) 354-0300
 (Registrant’s telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
      Phone: (212) 930-9700
     Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported, on October 3, 2007, Cardima, Inc. (the “Company”) entered into a Debt Settlement Agreement (the “Settlement Agreement”), with Apix International Limited (“Apix”). Under the terms of the Settlement Agreement, the Company issued an aggregate of 88,000,000 million shares of the Company’s common stock to Apix in settlement of an outstanding balance of $17,661,055 and 20,340,000 warrants owed to Apix by the Company.

As a result of the issuance of the 88,000,000 million shares pursuant to the terms of the Settlement Agreement, there are currently 98,316,311 shares of the Company’s common stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits

(c ) Exhibits

Exhibit Number	Description

Exhibit 10.1	Debt Settlement Agreement, dated October 3, 2007 (Incorporated by Reference to Form 8-K, filed with the Securities Exchange Commission on October 9, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardima, Inc.

Date: October 25, 2007	By:	/s/ Chris Mak
Chris Mak
Chief Financial Officer